ADSOUTH PRODUCTS SECTOR

ACQUIRED BY MFC DEVELOPMENT CORPORATION

FINANCIAL STATEMENTS

For the Year Ended DECEMBER 31, 2005

Adsouth Products Sector

Acquired by MFC Development Corporation

Index to Financial Statements

Page

Report of Independent Registered Public Accounting Firm	F-3

Financial Statements

Statement of Assets, Liabilities and Sector Equity as of December 31, 2005	F-4

Statement of Operations for the Year Ended December 31, 2005	F-5

Statement of Cash Flows for the Year Ended December 31, 2005	F-6 – F-7

Statement of Changes in Sector (Deficiency) Equity	F-8

Notes to Financial Statements	F-9 – F21

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders

MFC Development Corporation

We have audited the accompanying statement of assets, liabilities and sector equity of the Products Sector of AdSouth Partners, Inc. Acquired by MFC Development Corporation as of December 31, 2005, and the related statements of operations, cash flows and changes in sector (deficiency) equity for the year then ended.  These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the assets, liabilities and sector equity of the Products Sector of Adsouth Partners, Inc. Acquired by MFC Development Corporation as of December 31, 2005, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

New York, New York

October 4, 2006

Adsouth Products Sector Acquired by MFC Development Corporation Statement of Assets, Liabilities and Sector Equity December 31, 2005
ASSETS
Current Assets
Cash	$1,000
Accounts receivable - net	943,000
Due from factor	154,000
Inventory	1,959,000
Prepaid expenses and other current assets	158,000
Total current assets	3,215,000

Property and equipment - net	203,000

Other Assets
Investment in product line rights – net	148,000
Deposits	10,000
Total other assets	158,000

TOTAL ASSETS	$3,576,000

LIABILITIES AND SECTOR EQUITY
Current liabilities
Accounts payable	$783,000
Accrued expenses	247,000
Bank line of credit	100,000
Demand note payable	1,000,000
Current portion of notes payable	27,000
Current portion of capital lease obligations	6,000
Total current liabilities	2,163,000

Other Liabilities
Notes payable - net of current portion	101,000
Capital lease obligations - net of current portion	23,000
Total other liabilities	124,000

Total liabilities	2,287,000

Contingencies and commitments	--

Sector equity	1,289,000

TOTAL LIABILITIES AND SECTOR EQUITY	$3,576,000

The accompanying notes are an integral part of these financial statements.

Adsouth Products Sector Acquired by MFC Development Corporation Statement of Operations For the Year Ended December 31, 2005

Revenues	$5,584,000
Costs and expenses
Cost of sales	2,812,000
Selling, administrative and other expense (includes non-cash stock- based compensation of $123,000)	2,846,000

Total costs and expenses	5,658,000
Loss from operations	(74,000)
Other income (expenses)
Interest income	5,000
Discount on receivables sold to factor	(70,000)
Interest expense	(158,000)
Loss on early debt extinguishment	(358,000)

Total other expenses	(581,000)

Net loss - Products sector	$(655,000)

The accompanying notes are an integral part of these financial statements.

Adsouth Products Sector Acquired by MFC Development Corporation Statement of Cash Flows For the Year Ended December 31, 2005
CASH FLOWS – OPERATING ACTIVITIES
Net loss – Products sector	$(655,000)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation	123,000
Depreciation and amortization	13,000
Amortization of product line rights	49,000
Amortization of debt discount on convertible notes	107,000
Bad debt expense	24,000
Loss on early debt extinguishment	358,000
Changes in assets and liabilities
Accounts receivable	(931,000)
Inventory	(1,773,000)
Prepaid expense and other current assets	(126,000)
Accounts payable	415,000
Customer deposits	(39,000)
Accrued expenses	211,000
Net cash used in operating activities	(2,224,000)
CASH FLOWS – INVESTING ACTIVITIES
Capital expenditures	(176,000)
Deposits	(6,000)
Net cash used in investing activities	(182,000)
CASH FLOWS FINANCING ACTIVITIES
Deferred financing costs	(160,000)
Capital lease payments	(2,000)
Proceeds from notes payable	1,134,000
Repayments of notes payable	(256,000)
Proceeds from bank line-of-credit	100,000
Repayments on bank line-of-credit	(100,000)
Due from factor	(269,000)
Proceeds from exercise of stock options and warrants	107,000
Proceeds from issuance of convertible notes	973,000
Repayments of convertible notes	(513,000)
Cash proceeds from issuance of series B convertible preferred stock	977,000
Offering costs of series B convertible preferred stock	(246,000)
Inter-sector capital contributions	762,000
Other financing activities	(100,000)
Net cash provided by financing activities	2,407,000
Net increase in cash	1,000
Cash - beginning of year	--
Cash - end of year	$1,000

The accompanying notes are an integral part of these financial statements.

Adsouth Products Sector Acquired by MFC Development Corporation Statement of Cash Flows For the Year Ended December 31, 2005

SUPPLEMENTAL CASH FLOW INFORMATION
Cash paid for interest	$50,000
Cash paid for income taxes	$--

SUPPLEMENTAL DISCLOSURES OF NON CASH INVESTING AND FINANCING ACTIVITIES

In January 2005, the Company issued shares of common stock valued at $83,000 to acquire the assets of the Miko Brand on behalf of the Products Sector.

In January 2005, the Company issued an option to a consultant which, using the Black-Scholes option valuation formula had a value of $30,000, which was recorded as an increase to deferred compensation expense.  Such deferred compensation expense is allocated to the Products Sector and being amortized pursuant to the terms of the underlying consulting agreement to which the related option was issued.

In February 2005, the Company issued warrants as part of a fee paid in connection with the issuance of convertible notes.  The value of the warrants allocated to the products sector approximated $95,000 which was capitalized as a deferred financing cost and then expensed when the debt was extinguished in 2005.

In May 2005, the Company issued warrants as part of a fee paid in connection with the issuance of convertible notes.  The value of the warrants allocated to the products sector approximated $40,000 which was capitalized as a deferred financing cost and then expensed when the debt was extinguished in 2005.

In June 2005, the Company issued shares of series B convertible preferred stock in exchange for $534,000 of convertible notes that were allocated to the product sector and $8,000 of interest accrued thereon related to the products sector.

In September 2005, the Company entered into capital lease obligations with an aggregate net present value allocated to the products sector of $27,000 resulting in a non cash increase in property and equipment.

The accompanying notes are an integral part of these financial statements.

Adsouth Products Sector Acquired by MFC Development Corporation Statement of Changes in Sector (Deficiency) Equity For the Year Ended December 31, 2005

Balance at January 1, 2005	$(526,000)
Net loss	(655,000)
Common stock issued to acquire the Miko Brand assets	83,000
Allocated paid-in capital attributed to debt discount on convertible notes	722,000
Allocated paid-in capital attributed to debt discount upon the early extinguishment of the convertible notes	(627,000)
Issuance of Series B convertible preferred stock	1,519,000
Offering costs related to issuance of Series B preferred stock	(246,000)
Inter-sector capital contributions	762,000
Grant of warrants for placement fees	135,000
Proceeds from exercise of stock options and warrants	107,000
Amortization of deferred stock-based compensation	15,000
Balance at December 31, 2005	$1,289,000

The accompanying notes are an integral part of these financial statements.

Adsouth Products Sector Acquired by MFC Development Corporation

Notes to Financial Statements

Year Ended December 31, 2005

1.

Summary of Significant Accounting Policies

Business

These financial statements reflect the products sector business operations (the “Products Sector”) of AdSouth Partners, Inc. (“Adsouth” or the “Company”), which includes all activities related to the sale of the Dermafresh product line and the sale of other products for which Adsouth internally developed or obtained distribution rights.  The financial information that comprises the Product Sector is based upon the organizational structure that Adsouth’s management used to evaluate performance and make decisions on resource allocation, as well as availability and materiality of separate financial results consistent with that structure.  Corporate and general expenses of Adsouth were allocated to the Products Sector based on an estimate of the proportion that such allocable amounts benefited the Products Sector.

On August 1, 2006, Adsouth sold to MFC Development Corporation (“MFC”) certain of the assets of its Products Sector.  The sale was made pursuant to an asset purchase agreement dated June 22, 2006 with MFC.  Adsouth transferred to MFC certain of its assets relating to the Products Sector in exchange for (i) the assumption of certain account payable, accrued expenses and other liabilities related to the Products Sector, (ii) an unsecured promissory note in the amount of $1,525,000, and (iii) 5,500,000 shares of MFC’s common stock, of which 750,000 shares are to be held in escrow as security for its obligations relating to certain representations and warranties as defined under the agreement.  The principal amount of the note is subject to adjustment based upon a post-closing accounting within 180 days after closing.  On August 2, 2006, MFC made an initial payment of $381,250, representing 25% of the principal amount of the note and on September 19, 2006 made a second payment in the amount of $381,250.  The note is payable in installments through September 2009 and Adsouth does not have the right to demand payment unless there is a default under the note.  MFC has the right to convert at any time the balance of the note into shares of MFC common stock at a 15% premium.  MFC also has the option to purchase any or all of the shares of MFC common stock which Adsouth owns at the time the option is exercised at an exercise price per share of $1.00 through July 19, 2007 and $1.15 from July 20, 2007 through July 19, 2008, at which time the option terminates.  The option does not restrict Adsouth from selling shares of MFC common stock, and any shares sold are no longer subject to the option.  MFC agreed to certain registration rights with respect to the shares of MFC common stock issued at the closing and issuable upon conversion of the note.

Nature of Operations

In February 2004, Adsouth acquired the rights to a home microdermabrasion kit skin care product in consideration for $125,000 and throughout 2004 expanded its line of skin care products to include a collagen facial blanket, a glycolic facial blanket, eye and lip contour patches, a scar and stretch mark renewal patch, a décolleté renewal blanket, a roll-on collagen, an anti-wrinkle and firming serum and a bottled skin toner (the “Dermafresh Line”).  Sales of the Products Sector skin care products began in June 2004 and sales to retail customers began in the third quarter of 2004.

In October 2004, Adsouth entered into a distribution and marketing agreement with SIMON Cosmetics LLC pursuant to which Adsouth has two year exclusive rights to distribute and sell SIMON Cosmetics LLC’s line of skin care products (the “Simon Solutions Line”) in North America.  Pursuant to the distribution and marketing agreement, Adsouth has exclusive rights to purchase and distribute the Simon Solutions Line in North America for a period of two years, although either party has the right to terminate the agreement on six months’ notice.  The distribution and marketing agreement also requires Adsouth to participate with SIMON Cosmetics LLC in a cooperative advertising campaign.  Pursuant to a separate royalty agreement, Adsouth is required to pay a royalty of $.10 per unit on one of Simon Solutions Product, namely its Lip Solution Product to the company that introduced SIMON Cosmetics LLC to Adsouth.  Sales of the Simon Solutions Line began in the first quarter of 2005.

Adsouth Products Sector Acquired by MFC Development Corporation

Notes to Financial Statements

Year Ended December 31, 2005

In January 2005, Adsouth entered into an asset purchase agreement to acquire assets of Miko Brands, LLC.  The Miko Brand products consist of a line of marinade and dressing sauces.  Pursuant to the asset purchase agreement, Adsouth issued shares of its common stock to the sole member of Miko Brands, LLC.  Adsouth entered into a two year consulting agreement with Miko’s sole member pursuant to which Adsouth granted to him an option to purchase shares of its common stock exercisable at the fair market value on the date of grant.  Using the Black-Scholes option valuation formula, these stock and option grants were valued at approximately $30,000 which is being amortized over the term of the related consulting agreement.  In addition, Adsouth entered into a manufacturing license agreement with an entity formed by Miko’s sole member which grants that entity certain manufacturing rights for the Miko brand.  As of June 30, 2006, Adsouth had not begun marketing the Miko brand and had no significant sales of the Miko brand line of products.  In September 2006, Adsouth terminated and rescinded the purchase of the Miko brand for $10,000 and the return of the shares of its common stock and the cancellation of the consulting agreement and stock option.

In February 2005, Adsouth entered into an exclusive retail distribution agreement with Delmar Products, Inc. (“Delmar”), pursuant to which it has a two year right to distribute and sell a line of skin care products for mass market distribution in the United States and Canada.  These products utilize Delmar’s proprietary skin care formulations that incorporate the nutrients included in the whole egg.  Delmar markets its skin care products under the L’Avenir brand name.  The products covered by the agreement were developed by Delmar for the Company to market pursuant to the agreement.  Adsouth introduced this product, which it markets under the name “e70,” in March 2005.

In August 2005, Adsouth entered into an exclusive five year agreement for the marketing and distribution rights for the distribution of a patented hook for hanging items on walls (the “Hercules Hook”).  In connection with the agreement, Adsouth is required to pay a 15% royalty on all units sold.  Sales of the Hercules Hook brand of products commenced in September 2005.

In October 2005, Adsouth entered into an exclusive two year promotional agreement with StarMaker Products for domestic and international distribution under the Dermafresh brand of select StarMaker products. StarMaker’s feature product is PEARL - Anti Wrinkle/ Moisturizing Mist, an advanced anti-wrinkle moisturizing treatment used by members of the entertainment industry.  Sales of PEARL did not commence during 2005.

In August 2005 and November 2005, Adsouth entered into two separate agreements providing it with exclusive distribution rights to a pet grooming device marketed as D-Shed.  Pursuant to the agreements, Adsouth is required to pay a royalty of 12% on all non direct response sales and 4% on all direct response sales.  Sales of the D-Shed line commenced in December 2005.

During 2005 Adsouth developed and marketed two lines of flashlights branded as the “Extreme Beam Flashlight” and the “Clip Light”.  Sales of the Extreme Beam commenced in September 2005 and sales of the Clip Light commenced in October 2005.

Cash and Cash Equivalents

The Company considers all highly liquid instruments purchased with an original maturity of three months or less to be cash equivalent. As of December 31, 2005, the Company has no cash equivalents.

Accounts Receivable

Accounts receivable are reported at their net collectible amounts.  The Company records a reserve against any accounts receivable for which the Company deems, in its judgment, that collection may be in doubt.  The reserve for uncollectible accounts at December 31, 2005 was $24,000 and bad debt expense for the year ended December 31, 2005 was $24,000.

Adsouth Products Sector Acquired by MFC Development Corporation

Notes to Financial Statements

Year Ended December 31, 2005

Factored Receivables (Due from Factor)

On September 22, 2004, Adsouth and a factoring company executed an Account Transfer and Purchase Agreement pursuant to which the Company may sell qualified receivables to the factoring company without recourse.  The Company pays a fixed discount of .75% of the gross amount of any receivables sold and is advanced 80% of the gross amount of such receivables (the “Initial Payment”) and the remaining 20% of the gross amount of any receivables sold is held as a reserve by the factoring company until such time as the receivable is collected by the factoring company.  The Company pays a variable interest rate, as quoted from time to time by the factoring company, plus 2% on all advances for the period of time that the advances remains outstanding.  The effective rate of interest as of December 31, 2005 was 9.25%.  During the year ended December 31, 2005, the Products Sector sold $3,620,000, of receivables and the total fixed and variable charges on receivables sold was $70,000.

Pursuant to the Account Transfer and Purchase Agreement, the factoring company holds a security interest in all of the accounts receivable, inventory, cash and contract rights.  Pursuant to the Account Transfer and Purchase Agreement the Company is required to provide the factoring company with (i) quarterly financial statements within thirty days after the end of each quarter, (ii) quarterly payroll tax returns with proof of payment of the related payroll taxes within thirty days after the end of each quarter, and (iii) annual financial statements within sixty days after the end of the fiscal year.

Inventory

Inventory is comprised of finished goods available for sale and is valued at the lower of cost or market, cost being determined on both a moving average and a first-in/first-out basis.

Property and Equipment

Property and equipment and leasehold improvements are carried at cost less allowances for accumulated depreciation and amortization.  The cost of equipment held under capital leases is equal to the lower of the net present value of the minimum lease payments or the fair market value of the leased property at the inception of the lease.  Depreciation is computed generally by the straight-line method over the estimated useful lives of the assets, which are generally five to seven years.  Amortization of leasehold improvements and equipment held under capital leases is  calculated on the straight-line method over the term of the underlying leases which range from three to ten years.  Expenditures for maintenance and repairs, which do not generally extend the useful life of the related assets, are charged to operations as incurred. Gains or losses on disposal of property and equipment are reflected in the statement of operations in the period of disposal.

Investment in Product Line Rights

The following table summarizes the Company’s investments in product line rights.

Dermafresh Product Line (a)	$125,000
Accumulated amortization	(60,000)
65,000
Miko Brands Product Line (b)	83,000
$148,000

(a) In February 2004, Adsouth acquired the Dermafresh Product Line, from Dermafresh, Inc. an unaffiliated company, for cash consideration of $125,000.  The acquisition cost is being amortized as an expense as calculated as the percentage of sales of the Dermafresh line in any period to the total expected sales over the life of the Dermafresh Line.  For the year ended December 31, 2005 such amortization expense was $49,000.

Adsouth Products Sector Acquired by MFC Development Corporation

Notes to Financial Statements

Year Ended December 31, 2005

(b) In January 2005, Adsouth executed an asset purchase agreement to acquire assets of Miko Brands, LLC.  Pursuant to the asset purchase agreement, Adsouth issued shares of its common stock having a fair value of $83,000 to the sole member of Miko Brands, LLC.  It was determined that the Miko Brand has an indefinite life and as such the asset is not amortized.  As of March 31, 2006, the Miko Brand had not been marketed, sales of the Miko Brand product were not significant and the capitalized cost of the Miko Brand was written-off.  In September 2006, Adsouth terminated and rescinded the purchase of the Miko Brand for $10,000 and the return of the shares of its common stock.

Long-lived Assets

Long-lived assets consist primarily of property and equipment.  Long-lived assets are reviewed for impairment whenever events or circumstances indicate their carrying value may not be recoverable.  When such events or circumstances arise, an estimate of the future undiscounted cash flows produced by the asset, or the appropriate grouping of assets, is compared to the asset's carrying value to determine if impairment exists pursuant to the requirements of SFAS 144, "Accounting for the Impairment or Disposal of Long-Lived Assets".  If the asset is determined to be impaired, the impairment loss is measured based on the excess of its carrying value over its fair value.  Assets to be disposed of are reported at the lower of its carrying value or net realizable value.

Revenue Recognition

Revenues from the sale of products are recognized upon the shipment of the goods being sold and are net of estimated returns and other promotional allowances.

Advertising Costs

Advertising costs, which for the year ended December 31, 2005 were $735,000, are expensed as incurred and are included within selling expenses in the statement of operations.

Income Taxes

Adsouth provides for federal and state income taxes currently payable, as well as for deferred taxes due to  temporary differences between reporting income and expenses for financial statement purposes versus tax purposes.  Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Deferred tax assets and liabilities are measured using the enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recoverable or settled. The effect of a change in tax rates is recognized as income or expense in the period of the change. A valuation allowance is established, when necessary, to reduce deferred income taxes to the amount that is more likely than not to be realized.  As of December 31, 2005, Adsouth’s net operating loss carry-forwards attributed to the Products Sector approximated $1,646,000.  Pursuant to section 382 of the Internal Revenue Code, utilization of these losses by Adsouth may be limited upon a change in control.

Fair Value of Financial Instruments

Accounting principles generally accepted in the United States of America require disclosing the fair value of financial instruments to the extent practicable for financial instruments, whether or not they are recognized in the balance sheet.  The fair value of the financial instruments disclosed herein is not necessarily representative of the amount that could be realized or settled, nor does the fair value amount consider the tax consequences of realization or settlement.  In assessing the fair value of these financial instruments, the Company used a variety of methods and assumptions, which were based on estimates of market conditions and risks existing at that time.  For certain instruments, including cash, accounts receivable and other current liabilities, it was estimated that the carrying amount approximated fair value for the majority of these instruments because of their short maturities.  The fair value of the Products Sector's investment in product line rights and its property and equipment is estimated to approximate their net book values.  The fair value of the capital leases, the bank line of credit and notes payable obligations as recorded approximate their fair values as represented by the net present value of the future payments on the underlying obligations.

Adsouth Products Sector Acquired by MFC Development Corporation

Notes to Financial Statements

Year Ended December 31, 2005

Concentration of Credit Risk

Financial instruments that potentially subject the Products Sector to significant concentrations of credit risk are accounts receivable.  The following table sets forth the percentage of revenue derived by the Products Sector from those customers which accounted for at least 10% of revenues:

Customer	Year Ended December 31, 2005
Customer A	39%
Customer B	14%
Customer C	13%

As of December 31, 2005, 31%, 14%, and 11% of the Products Sector’s accounts receivable were due from Customer A, Customer B, and Customer C respectively.  The Products Sector does not require collateral to support accounts receivable or financial instruments subject to credit risk.

Stock Options and Similar Equity Instruments

Adsouth adopted the disclosure requirements of Statement of Financial Accounting Standards (“SFAS”) No. 123, “Accounting for Stock Based Compensation,” as amended by SFAS No. 148 “Accounting for Stock Based Compensation - Transition and Disclosure,” for stock options and similar equity instruments (collectively “Options”) issued to employees. SFAS No. 123 allows for the choice of recording stock options issued to employees using Accounting Principles Board (“APB”) Opinion No. 25 “Accounting for Stock Issued to Employees” while disclosing the effects, on a pro forma basis, of using SFAS No. 123 in the notes to the financial statements.  SFAS No. 123 also applies to transactions in which an entity issues its equity instruments to acquire goods or services from non-employees. Those transactions must be accounted for based on the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable.  In December 2004, the FASB issued SFAS No.123 (revised 2004), “Share-Based Payment.” SFAS 123(R) will provide investors and other users of financial statements with more complete financial information by requiring that the compensation cost relating to share-based payment transactions be recognized in financial statements. That cost will be measured based on the fair value of the equity or liability instruments issued. SFAS 123(R) covers a wide range of share-based compensation arrangements including stock options, restricted stock plans, performance-based awards, stock appreciation rights, and employee stock purchase plans. SFAS 123(R) replaces SFAS 123 and supercedes APB Opinion No. 25. Public entities that are small business issuers will be required to apply Statement 123(R) as of the first annual reporting period that begins after December 15, 2005.  Through December 31, 2005, Adsouth recognized the expense of options or similar instruments issued to employees using the intrinsic value based method.  As of January 1, 2006 Adsouth began to recognize expense of options or similar instruments issued to employees using the fair-value-based method of accounting for stock-based payments in compliance with SFAS 123(R) “Share-Based Payment” using the modified-prospective-transition method.

For purposes of pro forma disclosures the amount of stock-based compensation as calculated using the fair value method of accounting for stock options issued to employees is amortized over the options’ vesting period.  The Products Sector’s pro forma information for the year ended December 31, 2005 is as follows:

Net loss	$(655,000)
Add: Stock-based employee compensation as determined under the intrinsic value based method and included in the statement of operations	8,000
Deduct: Stock- based employee compensation as determined under fair value based method	(94,000)
Pro forma net loss	$(741,000)

The assumptions used during the year ended December 31, 2005 were as follows:

Adsouth Products Sector Acquired by MFC Development Corporation

Notes to Financial Statements

Year Ended December 31, 2005

2005
Risk free interest rate	3.56%
Expected Dividend Yield	0%
Expected Lives	1-5 years
Expected Volatility	33%-177%

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

2.

Accounts Receivable

Accounts receivable are summarized as follows:

Accounts receivable	$967,000
Allowance for doubtful accounts	(24,000)
Accounts receivable, net	$943,000

As of December 31, 2005 all of the Products Sector’s accounts receivable are pledged as collateral for borrowings.

3.

Property and Equipment

The property and equipment attributed by Adsouth to the Products Sector are summarized as follows:

Vehicles	$25,000
Machinery	72,000
Leasehold improvements	6,000
Computer equipment	21,000
Computer software	15,000
Equipment	12,000
Furniture	36,000
187,000
Accumulated depreciation and amortization	(13,000)
174,000

Equipment held under capitalized lease obligations	31,000
Accumulated amortization	(2,000)
29,000

Property and equipment, net	$203,000

During the year ended December 31, 2005, the Products Sector recorded depreciation and amortization expense of $13,000.

Adsouth Products Sector Acquired by MFC Development Corporation

Notes to Financial Statements

Year Ended December 31, 2005

4.

Capital Lease Obligations

Future minimum lease payments attributed by Adsouth to the Products Sector under capital leases are as follows:

December 31,
2006	$4,000
2007	9,000
2008	9,000
2009	8,000
2010	4,000
34,000
Less amount representing imputed interest	(5,000)
Present value of net minimum capital lease payments	29,000
Current portion of capital lease obligation	6,000
Non current portion of capital lease obligation	$23,000

5.

Bank Line of Credit

On July 9, 2004, Adsouth obtained a $100,000 bank line of credit.  The line of credit bears interest at prime and is collateralized by a $100,000 certificate of deposit held by another business sector of Adsouth.  On June 8, 2005, the line of credit and the certificate of deposit were each renewed for an additional year.  During the year ended December 2005 the Company borrowed $100,000 under the line-of-credit. During the year ended December 31, 2005, interest expense on the line of credit approximated $6,000.  The effective rate on the line of credit was 7.35% as of December 31, 2005. The line-of credit was repaid on February 22, 2006 and cancelled on March 7, 2006.

6.

Demand Note Payable

During the year ended December 31, 2005, the Products Sector shipped products to two large national retailers on a pay on scan basis.  In order to obtain working capital to fund the costs of purchasing inventory and shipping the products to these two retailers, on December 20, 2005, Adsouth borrowed $1,000,000 from a non-affiliated lender.  The note is a demand note that bears interest at 18% per annum and is guaranteed by John P., Acunto, Jr., a former officer of Adsouth and current consultant to Adsouth, and a principal stockholder of Adsouth’s common stock.  In consideration for his guarantee, Adsouth paid Mr. Acunto a fee of $50,000, which was charged to operations during the year ended December 31, 2005.  This note replaced a note for $500,000 representing a loan which the lender made to Adsouth on December 12, 2005, which had also been guaranteed by Mr. Acunto.  The loan requires quarterly interest payments and principal payments in an amount equal to collections from the two pay on scan retailers.  This note also required Adsouth to carve-out the inventory and receivables collateral related to the two pay on scan retailers from the blanket security position held by a factoring company.  During the year ended December 31, 2005, interest expense on the demand note was $9,000.

7.

Promissory Note Payable

On July 8, 2004, Adsouth issued a $250,000 promissory note to an individual.  The note bore interest at 18% per annum due and payable each month that the note was outstanding.  The note was paid in full during the year ended December 31, 2005.  In addition, Adsouth issued to the individual 15,347 shares of its common stock, having a value of $25,000, which reduced the amount of interest paid in cash and the fair value of such stock was treated as interest expense.  During the year ended December 31, 2005 interest expense on the note payable was $12,000.

Adsouth Products Sector Acquired by MFC Development Corporation

Notes to Financial Statements

Year Ended December 31, 2005

8.

Long-term Notes Payable

Amounts outstanding on long-term notes payable attributed by Adsouth to the Products Sector are as follows:

Vehicle loan dated April 25, 2005 (a)	$11,000
Vehicle loan dated August 19, 2005 (b)	10,000
Vehicle loan dated September 2, 2005 (c)	15,000
Furniture and fixtures loan dated November 8, 2005 (d)	30,000
Machinery and equipment loan dated November 8, 2005 (e)	62,000
Total Notes payable	128,000
Less current portion of notes payable	(27,000)
Long-term portion of notes payable	$101,000

The aggregate maturities of long-term notes payable attributed by Adsouth to the Products Sector are as follows:

As of December 31,
2006	$27,000
2007	30,000
2008	27,000
2009	24,000
2010	20,000
Total maturities of long-term notes payable	$128,000

Interest expense on the long-term notes payable attributed by Adsouth to the Products Sector for the year ended December 31, 2005 was $3,803.

(a) On April 25, 2005, the Company obtained a $20,000 vehicle loan of which $13,000 was allocated to the Products Sector by the Company.  The loan bears interest at 9.5% per annum and requires monthly principal and interest payments over the three year term of the loan.  The loan is collateralized with a security interest in the underlying vehicle.  During the year ended December 31, 2005 interest expense on the loan was $794.

(b) On August 19, 2005, the Company obtained a $16,000 vehicle loan of which $11,000 was allocated to the Products Sector by the Company.  The loan bears interest at 8.0% per annum and requires monthly principal and interest payments over the three year term of the loan.  The loan is collateralized with a security interest in the underlying vehicle.  During the year ended December 31, 2005 interest expense on the loan was $294.

(c) On September 2, 2005, the Company obtained a $25,000 vehicle loan of which $16,000 was allocated to the Products Sector by the Company.  The loan bears interest at 8.0% per annum and requires monthly principal and interest payments over the four year term of the loan.  The loan is collateralized with a security interest in the underlying vehicle.  During the year ended December 31, 2005 interest expense on the loan was $401.

(d) On November 8, 2005, the Company obtained a $60,000 furniture and fixtures loan of which $30,000 was allocated to the Products Sector by the Company.  The loan bears interest at 8.75% per annum and requires monthly principal and interest payments over the five year term of the loan.  The loan is collateralized with a security interest in the underlying furniture and fixtures.  During the year ended December 31, 2005 interest expense on the loan was $382.

Adsouth Products Sector Acquired by MFC Development Corporation

Notes to Financial Statements

Year Ended December 31, 2005

(e) On November 8, 2005, the Company obtained a $64,000 machinery and equipment loan all of which was allocated to the Products Sector by the Company.  The loan bears interest at 8.75% per annum and requires monthly principal and interest payments over the five year term of the loan.  The loan is collateralized with a security interest in the underlying furniture and fixtures.  During the year ended December 31, 2005 interest expense on the loan was $803.

9.

Income Taxes

For the year ended December 31, 2005, no current Federal or state taxes payable were attributed to the Products Sector.  Deferred taxes attributed to the Products Sector by Adsouth are based upon differences between the financial statement and tax basis of assets and liabilities and available tax carry-forwards and are summarized in the following table.

Net operating loss carry-forward	$576,000
Allowance for doubtful accounts receivable	8,000
Stock compensation expense	43,000
Sales returns and promotion allowance	75,000
Depreciation	(8,000)
Net deferred tax asset	694,000
Valuation allowance	$(694,000)

For the year ended December 31, 2005 the valuation allowance for net deferred tax assets attributed by Adsouth to the Products Sector increased by $337,000.  The net increase was the result of changes in net temporary differences.  Based upon the current tax loss, the Products Sector has established a full valuation allowance against the  net deferred tax asset.

As of December 31, 2005, net operating loss carry-forwards attributed by Adsouth to the Products Sector approximated $1,646,000.  Pursuant to section 382 of the Internal Revenue Code, utilization of these losses may be limited upon a change in control.

The net operating loss carry-forwards attributed by Adsouth to the Products Sector at December 31, 2005 expire as set forth in the following table.

Year carry-forward expires	Amount
2024	$886,000
2025	760,000
$1,646,000

The following table reconciles the statutory federal income tax rate to the effective rate.

Year Ended December 31,	2005
Statutory federal income tax rate	(35.0%)
Net operating loss for which no benefit was received	34.9%
Permanent difference	0.1%
Effective income tax rate	0.0%

Adsouth Products Sector Acquired by MFC Development Corporation

Notes to Financial Statements

Year Ended December 31, 2005

10.

Commitments and Contingencies

(a)

Operating Lease Obligations

Adsouth leases 20,394 square feet of office and warehouse space in a warehouse complex located at 1141 S. Rogers Circle, Boca Raton, Florida under a lease, which initially expires in October 2015.  Adsouth leases 846 square feet of office space in Bentonville, Arkansas under a lease which initially expires in November 2008.  Both of the foregoing leases are attributed by Adsouth to the Products Sector for the periods presented.  Adsouth also leases 6,658 square feet of executive office space in an office building located 1515 N. Federal Highway, Boca Raton, Florida under a lease, as amended, which initially expires in March of 2010, and such lease is not attributed to the Products Sector.

Adsouth’s future minimum lease payments under operating leases that it attributes to the Products Sector are as follows:

Years Ending December 31,	Amounts
2006	$325,000
2007	338,000
2008	340,000
2009	348,000
2010	362,000
Thereafter	2,040,000
Total	$3,753,000

Rent expense attributed to the Products Sector under operating leases for the year ended 2005 were $134,000.  These costs are included as part of selling, administrative and other expense in the statement of operations.

(b)

Legal Proceedings

On or about January 17, 2005, Paul Spinner instituted a lawsuit in U.S. District Court, Southern District of Florida, against John P., Acunto, Jr., a former officer of Adsouth and current consultant to Adsouth, and a principal stockholder of Adsouth’s common stock and Adsouth’s subsidiary, Adsouth, Inc.  Upon an initial investigation, Adsouth considers the allegations to relate to a private business transaction between Paul Spinner and Mr. Acunto.  Accordingly, on March 2, 2006, Mr. Acunto executed an Indemnification and Hold Harmless Agreement in favor of Adsouth, Inc., which addresses the cost of defense of the legal proceedings and an indemnification of Adsouth, Inc. in the event of any adverse finding against Adsouth, Inc.  The case is in its initial discovery stage and Adsouth is unable to determine the potential impact of the litigation on Adsouth or its operations.

On May 15, 2006, Adsouth was served in an action in the Bankruptcy Court in the State of New Jersey by N.V.E., Inc. ("NVE").  Other defendants in the action include current and former executives and employees of Adsouth.  The complaint arises from a letter agreement dated May 12, 2005, pursuant to which Adsouth performed advertising services for NVE relating to NVE's advertising campaign.  The complaint alleges that Adsouth breached the contract in fraudulently invoicing NVE for advertising services.  The complaint also alleges that Adsouth's conduct constituted criminal activity and includes a claim under the Racketeer Influenced and Corrupt Organizations Act (generally known as RICO) and its state law equivalent, and seeks damages in excess of $2,000,000 plus costs, with claims for treble damages and punitive damages.  On July 17, 2004, the court dismissed with prejudice, the RICO and conversion claims against Adsouth and the individual defendants. The fraud claims were dismissed against all defendants, with the plaintiff having the right to replead those claims within 30 days. The claims based on breach of contract and the claims seeking an accounting were not dismissed against Adsouth.  On August 4, 2006, the plaintiff filed an amended complaint repleading the fraud claim, adding a claim for breach of duty and amending the other claims that were not previously dismissed.  Although Adsouth believes that it complied with its obligations under the contract, there is no assurance that a court would not come to a contrary conclusion.

Adsouth Products Sector Acquired by MFC Development Corporation

Notes to Financial Statements

Year Ended December 31, 2005

In the normal course of business Adsouth may be involved in legal proceedings in the ordinary course of business.  Such matters are subject to many uncertainties, and outcomes are not predictable with assurance.

11.

Capital Transactions

Convertible Debentures Private Placement Offering

On February 17 and 22, 2005, Adsouth completed a private placement of its securities with ten accredited investors (the “February Private Placement”) pursuant to which Adsouth sold (i) its 10% convertible notes due December 2006, (ii) shares of its common stock, and (iii) warrants to purchase shares of its common stock.  The allocated portion of the February Private Placement attributed to the Products Sector was $540,000.  The notes were convertible at any time into shares of Adsouth’s common stock at a fixed conversion price.  The debt discount related to the 10% convertible notes was $540,000 and was to be amortized over the term of the 10% convertible notes.

On May 16, 2005 and May 20, 2005, Adsouth completed a private placement of its securities with two accredited investors (the “May Private Placement”) pursuant to which Adsouth sold (i) its 12% secured convertible notes due March 2007, (ii) shares of its common stock, and (iii) warrants to purchase shares of its common stock.  The allocated portion of the May Private Placement attributed to the Products Sector was $433,000. The notes were convertible at any time into shares of Adsouth’s common stock at a fixed conversion price.  The debt discount related to the 12% secured convertible notes was $182,00 and was to be amortized over the term of the 12% convertible notes.

The costs incurred to issue the convertible notes attributed to the Products Sector were $297,000 including legal fees, broker fees and the value of broker warrants issued pursuant to the convertible note offerings.  The deferred offering costs are being amortized on a straight-line basis over the period in which the convertible notes are outstanding.  On June 17, 2005, Adsouth extinguished the 10% and 12% convertible notes in advance of their due dates. The allocated paid in capital attributed to the debt discounted of the early extinguishment of the convertible notes was $627,000.  The subscription agreements relating to the issuance of the notes gave the Company the right to redeem the notes at a premium and gave the holders of the notes the right to demand redemption of the notes at a premium.  Adsouth paid $528,000 to extinguish $439,000 of convertible notes that were attributed to the Products Sector and issued shares of convertible preferred stock to extinguish $534,000 of the convertible notes that were attributed to the Products Sector.  As a result of the early extinguishment of the convertible notes the Products Sector incurred a loss of $358,000 for the year ended December 31, 2005.

Convertible Preferred Stock Private Placement

On June 17, 2005, Adsouth completed a private placement with three accredited investors (the “June Private Placement”) pursuant to which Adsouth issued shares of convertible series B preferred stock and warrants to purchase shares of Adsouth’s common stock.  As a result of the June Private Placement the Products Sector received $977,000 of cash and extinguished convertible notes having a face value of $534,000 and related accrued interest of $8,000. The costs incurred to issue the convertible preferred stock attributed to the Products Sector were $246,000 including placement agent fees and legal costs.

12.

Stock Based Compensation

Adsouth’s stock based compensation attributed to the Products Sector for the year ended December 31, 2005 is summarized within  the following table:

Deferred stock based compensation (a)	$15,000
Non deferred stock based compensation (b)	108,000
Total stock based compensation expense	$123,000

Adsouth Products Sector Acquired by MFC Development Corporation

Notes to Financial Statements

Year Ended December 31, 2005

(a)

Deferred Stock Based Compensation

The Company’s deferred stock compensation is summarized in the following table:

Balance at beginning of period	$-
Value of stock option issued	30,000
Amortization of deferred stock compensation	(15,000)
Balance at end of period	$15,000

In January 2005, Adsouth entered into an asset purchase agreement to acquire the assets of Miko Brands, LLC.  Pursuant to the asset purchase agreement, Adsouth issued shares of its common stock to the sole member of Miko Brands, LLC.  Adsouth entered into a two year consulting agreement with Miko’s sole member pursuant to which Adsouth granted to him an option to purchase shares of its common stock exercisable at the fair market value on the date of grant.  Using the Black-Scholes option valuation formula, the stock option grant was valued at approximately $30,000 which is being amortized over the term of the related consulting agreement.  In September 2006, Adsouth terminated and rescinded the purchase of the Miko brand and the balance of the deferred compensation was expensed.

(b)

Non Deferred Stock Based Compensation

Stock Options

During the year ended December 31, 2005, Adsouth granted to consultants options to purchase shares of its common stock at prices that approximated the closing market price on the dates the options were granted.  Using the Black-Scholes option valuation formula, the value of the option grants attributed to the Products Sector approximated $108,000 for the year ended December 31, 2005.  During the year ended December 31, 2005, $107,000 of proceeds from the exercise of outstanding stock options were attributed to the Products Sector.

Warrants

During the year ended December 31, 2005, Adsouth issued warrants to placement agents in connection with its February, May and June of 2005 Private Placements.  The aggregate value of such warrants attributed to the Products Sector approximated $135,000 which were included in offering costs.

13.

Related Party Transactions

A former member of Adsouth’s board of directors is the president and 50% owner of a company that represented the Products Sector as an independent marketing representative to certain of its customers.  In this capacity, the former board member’s company earned commissions for the year ended December 31, 2005 of $75,000.

14.

New Authoritative Pronouncements

In March 2006, the FASB issued SFAS 156, Accounting for Servicing of Financial Assets - an amendment of SFAS 140.  SFAS 156 requires the recognition of a servicing asset or servicing liability under certain circumstances when an obligation to service a financial asset by entering into a servicing contract.  SFAS 156 also requires all separately recognized servicing assets and servicing liabilities to be initially measured at fair value utilizing the amortization method or fair market value method.  SFAS 156 is effective at the beginning of the first fiscal year that begins after September 15, 2006.  SFAS 156 is not expected to have a material impact on the Products Sector’s financial statements.

Adsouth Products Sector Acquired by MFC Development Corporation

Notes to Financial Statements

Year Ended December 31, 2005

In February 2006, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standard (“SFAS”) 155, Accounting for Certain Hybrid Financial Instruments, an amendment of SFAS 133, Accounting for Derivative Instruments and Hedging Activities, and SFAS 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities.  SFAS 155, provides the framework for fair value remeasurement of any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation as well as establishes a requirement to evaluate interests in securitized financial assets to identify interests.  SFAS 155 further amends FASB 140 to eliminate the prohibition on a qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. The guidance SFAS 155 also clarifies which interest-only strips and principal-only strips are not subject to the requirements of SFAS 133 and concentrations of credit risk in the form of subordination are not embedded derivatives. This Statement is effective for all financial instruments acquired or issued after the beginning of an entity’s first fiscal year that begins after September 15, 2006.  SFAS 155 is not expected to have a material impact on the Products Sector’s financial statements.

In September 2005, the FASB ratified the following consensus reached in EITF Issue 05-8 ("Income Tax Consequences of Issuing Convertible Debt with a Beneficial Conversion Feature"):  a) The issuance of convertible debt with a beneficial conversion feature results in a basis difference in applying FASB Statement of Financial Accounting Standards SFAS No. 109, Accounting for Income Taxes.  Recognition of such a feature effectively creates a debt instrument and a separate equity instrument for book purposes, whereas the convertible debt is treated entirely as a debt instrument for income tax purposes.  b) The resulting basis difference should be deemed a temporary difference because it will result in a taxable amount when the recorded amount of the liability is recovered or settled.  c) Recognition of deferred taxes for the temporary difference should be reported as an adjustment to additional paid-in capital.  This consensus is effective in the first interim or annual reporting period commencing after December 15, 2005, with early application permitted.  The effect of applying the consensus should be accounted for retroactively to all debt instruments containing a beneficial conversion feature that are subject to EITF Issue 00-27,"Application of Issue No. 98-5 to Certain Convertible Debt Instruments" (and thus is applicable to debt instruments converted or extinguished in prior periods but which are still presented in the financial statements).  The adoption of this pronouncement is not expected to have a material impact on the Products Sector's financial statements.

In September 2005, the EITF reached a consensus on, Issue No.  05-7, "Accounting for Modifications to Conversion Options Embedded In Debt Securities and Related Issues,” beginning in the first interim or annual reporting period beginning after December 15, 2005.  Early application of this guidance is permitted in periods for which financial statements have not yet been issued. The disclosures required by Statement 154 should be made excluding those disclosures that require the effects of retroactive application. EITF No. 05-7 is not expected to have material effect on the Products Sector’s financial position.

In June 2005, the EITF reached consensus on Issue No. 05-6, “Determining the Amortization Period for Leasehold Improvements ("EITF 05-6"). EITF 05-6 provides guidance on determining the amortization period for leasehold improvements acquired in a business combination or acquired subsequent to lease inception.  The guidance in EITF 05-6 will be applied prospectively and is effective for periods beginning after June 30, 2005. EITF 05-6 is not expected to have a material effect on the Products Sector’s financial position or results of operations.

In May 2005, SFAS No. 154, "Accounting Changes and Error Corrections, a replacement of APB Opinion No. 20, Accounting Changes and FASB Statement No. 3" was issued which, among other things, changes the accounting and reporting requirements for a change in accounting principle and provides guidance on error corrections.  SFAS No. 154 requires retrospective application to prior period financial statements of a voluntary change in     accounting principle unless impracticable to determine the period-specific effects or cumulative effect of the change, and restatement with respect to the reporting of error corrections.  SFAS No. 154 applies to all voluntary changes in accounting principles, and to changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions.  SFAS No.  154 also requires that a change in method of depreciation or amortization for long-lived, non-financial assets be accounted for as a change in accounting estimate that is effected by a change in accounting principle. SFAS No. 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005.  At this time, adoption of SFAS No. 154 is not expected to significantly impact the Products Sector's financial statements or future results of operations.

Adsouth Products Sector Acquired by MFC Development Corporation

Notes to Financial Statements

Year Ended December 31, 2005

In December 2004, the Financial Accounting Standards Board ("FASB") issued its final standard on accounting for share-based payments ("SBP"), FASB Statement No. 123R (revised 2004), Share-Based Payment. The statement requires companies to expense the value of employee stock options and similar awards.  Under FAS 123R, SBP awards result in a cost that will be measured at fair value on the awards' grant date, based on the estimated number of awards that are expected to vest.  Compensation cost for awards that vest would not be reversed if the awards expire without being exercised.  The effective date for public companies that file as small business issuers is the annual period beginning after December 15, 2005, and applied to all outstanding and unvested SBP awards at a company's adoption.  It is believed that the implementation of FAS 123R will result in additional stock-based compensation expense in future periods for the Products Sector.

In December 2004, the FASB issued Statement of Financial Accounting Standards No. 153, Exchanges Of Non-monetary Assets - An Amendment of APB No. 29 ("SFAS 153"). SFAS 153 amends APB No. 29 to eliminate the exception of non-monetary exchanges of similar productive assets and replaces it with a general exception for exchanges of non-monetary assets that do not have commercial   substance.   A non-monetary exchange has commercial substance if the future cash flows of the entity are expect to change significantly as a result of the exchange.  SFAS 153 and APB No. 29 do not apply to the acquisition of non-monetary assets or services on issuance of the capital stock of an entity.  Currently, the Products Sector has not had any exchanges of non-monetary assets within the meaning of SFAS 153 and adoption of SFAS 153 has had no effect on the Products Sector's financial position or results of operations.

In November 2004, the FASB issued SFAS No. 151, Inventory Costs (SFAS 151). The provisions of this statement become effective for the Products Sector in fiscal 2007. SFAS 151 amends the existing guidance on the recognition of inventory costs to clarify the accounting for abnormal amounts of idle expense, freight, handling costs, and wasted material (spoilage). Existing rules indicate that under some circumstances, items such as idle facility expense, excessive spoilage, double freight, and rehandling costs may be so abnormal as to require treatment as current period charges. SFAS 151 requires that those items be recognized as current period charges regardless of whether they meet the criterion of "so abnormal". In addition, SFAS 151 requires that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities. The adoption of SFAS 151 is not expected to have a material impact on the Company’s valuation of inventories or operating results.